UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 26, 2009
Date of report (Date of earliest event reported):

American Dairy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-32473	90-0208758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China 100016
(Address of principal executive offices, including Zip Code)

+1 (626) 757-8885
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2009, American Dairy, Inc. (the “Company”) closed the sale and issuance of 2,100,000 shares of common stock for an aggregate purchase price of $63.0 million pursuant to a previously announced subscription agreement (the “Subscription Agreement”) the Company entered into with Sequoia Capital China Growth Fund I, L.P. and certain of its affiliates (collectively, the “Purchasers”).  In connection with the closing, on August 26, 2009, the Company entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement,” and together with the Subscription Agreement and the agreements and transactions contemplated thereby, the “Financing Agreements”).  The Registration Rights Agreement requires the Company to file within 15 days after the closing date a registration statement covering the resale of the securities issued or issuable pursuant to the Subscription Agreement.  The Registration Rights Agreement also grants demand and piggy-back registration rights to the Purchasers.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2009, the Company’s Board of Directors (the “Board”) increased the size of the Board to seven (7) and appointed Neil Shen to the Board to fill the vacancy created thereby.  Mr. Shen, the designee of the Purchasers, was appointed in connection with the Subscription Agreement, in which the Company agreed, subject to certain conditions, that the Purchasers may nominate a representative reasonably acceptable to the Board and its Nominating/Corporate Governance Committee and to nominate and recommend that the Company’s shareholders elect such nominee to the Board.  Mr. Shen has not yet been named to any committees of the Board, and the Company has not determined the committees of the Board to which it expects to name Mr. Shen.

As a director, Mr. Shen may participate in the Company’s compensation arrangements, plans, policies and procedures available to directors and described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended.

Mr. Shen is the Founding and Managing Partner of Sequoia Capital China Growth Fund I, L.P., which is a party to the Financing Agreements.  Except for the Financing Agreements, since the beginning of the Company’s last fiscal year the Company has not engaged in any transactions, and there are no currently proposed transactions, in which the amount involved exceeds $120,000 and in which Mr. Shen had or will have a direct or indirect material interest.

Item 8.01.	Other Events.

On August 26, 2009, the Company issued a press release announcing the closing under the Subscription Agreement and the appointment of Neil Shen to the Board.  A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of August 26, 2009, by and among American Dairy, Inc. and the Purchasers
99.1	American Dairy, Inc. press release announcing closing of private placement and appointment of director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DAIRY, INC.

By:	/s/ Jonathan H. Chou
Jonathan H. Chou
Chief Financial Officer

Date: August 26, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of August 26, 2009, by and among American Dairy, Inc. and the Purchasers
99.1	American Dairy, Inc. press release announcing closing of private placement and appointment of director